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                                                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-53215) and related Prospectus of Novell, Inc. for the registration of 51,380,100 shares of its common stock and to the incorporation by reference therein of our reports dated December 7, 1993, with respect to the consolidated financial statements of Novell, Inc. incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended October 30, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG
San Jose, California
June 8, 1994